PROMISSORY NOTE


       January 11, 1996
       $10,000,000.

             For value received, the undersigned, Stewart Enterprises, Inc., a corporation organized and existing under the laws of the state of Louisiana (hereinafter "Company") promises to pay to the order of SunTrust Bank, Atlanta, a Georgia banking corporation (hereinafter "Bank") at its offices in Atlanta, Georgia, or at any other place designated by the holder hereof, in lawful money of the United States of America, on December 31, 1996, or at such earlier date as hereinafter provided, the principal sum of

                             TEN MILLION DOLLARS ($10,000,000.)

       or such lesser amount of loans and other financial accommodations as shall from time to time be advanced or, upon repayment, readvanced to the Company by the Bank hereunder together with interest from the date hereof on the unpaid principal balance at such annual rate or rates of interest as shall be computed and paid in accordance with the terms and conditions hereinafter set forth. So long as no Acceleration Event shall have occurred, the Bank shall advance or readvance pursuant to this Note as herein provided.

             This Note evidences the obligation of the Company to repay, with interest, any and all present and future indebtedness of the Company for loans and financial accommodations at any time hereafter made or extended by the Bank hereunder up to the aggregate principal amount of $10,000,000 at any one time outstanding. The payment of any indebtedness evidenced by this Note shall not affect the enforceability of this Note as to any future, different or other indebtedness evidenced hereby.

             Section 1. Definitions. As used herein, the following terms shall have the meanings set forth below:

             (A) "Acceleration Event" shall have the meaning as set forth in Section 11 hereof.

             (B) "Advances" shall mean any portion of the outstanding principal balance hereof bearing interest as a Cost of Funds Advance or a LIBOR Advance, each individually called an "Advance" and collectively "Advances".

             (C) "Business Day" shall mean (i) with respect to Interest Periods applicable to the LIBOR Rate, a day on which the Bank is open for business and on which foreign exchange markets in Atlanta, Georgia, and London are open for business; and (ii) with respect to Interest Periods applicable to Cost of Funds Advances, and for all other purposes hereunder, a day on which the Bank, and commercial banks in New York, New York are open for business.

             (D) "Cost of Funds Advances" are Advances that bear interest at the Cost of Funds Rate, each individually called a "Cost of Funds Advance" and collectively "Cost of Funds Advances".

             (E) "Cost of Funds Rate" shall mean the per annum rate of interest equal to the Cost of Funds of Bank for the Interest Period applicable to such Advance for amounts substantially similar to the amount of such Advance plus .50%, all as determined by Bank in accordance with its usual practices in determining its cost of funds.

             (F) "Interest Period" shall mean, with respect to any borrowing as to which the Company has elected the LIBOR Rate, a period of between 7 and 360 days, and shall mean with respect to any borrowing as to which the Company has elected the Cost of Funds Rate a period of one (1) day, provided however, (a) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended through the next succeeding day which is a Business Day, unless such Business Day falls in another calendar month, in which case the Interest Period shall end on the next preceding Business Day, and (b) no Interest Period shall extend beyond the maturity date of this Note.

             (G) "LIBOR Advances" are Advances that bear interest at the LIBOR Rate, each individually called a "LIBOR Advance" and collectively "LIBOR Advances".

             (H) "LIBOR Margin" shall mean (i) .50% per annum if the outstanding principal balance of the Revolving Line of Credit Notes executed pursuant to the Loan Agreement plus the face amount of all letters of credit issued and outstanding pursuant to the Loan Agreement is
                   $175,000,000 or less, and (ii) .625% per annum if the outstanding principal balance of the Revolving Line of Credit Notes executed pursuant to the Loan Agreement plus the face amount of all letters of credit issued and outstanding pursuant to the Loan Agreement is in excess of $175,000,000, provided, however, in the event that the Company obtains a public debt rating from Standard and Poor's Corporation or Moody's Investors Service, Inc., the LIBOR Margin shall be automatically adjusted on a prospective basis, effective two (2) Business Days' following receipt by the Bank of the publication of such rating, in accordance with the Adjusted Interest Rate Schedule set forth on Exhibit "A" attached hereto; provided, however, that if the Company obtains a public debt rating from both Standard and Poor's Corporation and Moody's Investors Service, Inc., the adjustment hereunder shall be based upon the average of the adjusted rates corresponding to such ratings as provided in the Adjusted Interest Rate Schedule set forth in Exhibit "A" attached hereto.

             (I) "LIBOR Rate" shall mean, as of any date of determination thereof, that rate per annum equal to the quotient of the following plus the LIBOR Margin:

                   (i) the per annum rate of interest determined by the Bank to be the rate at which U.S. dollar deposits for the relevant Interest Period in an amount comparable to the principal amount of the applicable LIBOR Advance, are offered to the Bank by other banks in the London Inter-Bank Market as of 11:00 a.m., London time, on the day which is two Business Days prior to the first day of such Interest Period, divided by

                   (ii) a percentage equal to 1.00 minus the stated maximum rate of all reserve requirements (expressed as a decimal) as specified in Regulation D of the Board of Governors of the Federal Reserve System (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that would be applicable on the day which is two Business Days prior to the first day of the Interest Period during which the LIBOR Rate is to be applicable to eurocurrency liabilities in excess of $100,000 and with a maturity day as of the last day of the Interest Period, all as conclusively determined by the Bank, such sum to be rounded up to the nearest whole multiple of 1/100 of 1%.

             (J) "Loan Agreement" shall mean that certain Fifth Amended and Restated Loan Agreement dated December 11, 1995 among Company and eight financial institutions, one of which is Bank, pursuant to which the various financial institutions have agreed to lend Company the aggregate principal amount of $350,000,000, as such agreement may from time to time be amended, provided, however, if such agreement, as from time to time amended, shall be terminated, rescinded, or otherwise cease to be in effect for any reason, then the term "Loan Agreement" shall mean the Fifth Amended and Restated Loan Agreement in effect on the date that it was terminated, rescinded, or otherwise ceased to be in effect.

             (K) "Prime Rate" shall mean that rate of interest from time to time publicly announced by the Bank as its prime rate which rate shall change simultaneously with any change in the prime rate of the Bank.

             Section 2. Interest Rates. The Company shall pay interest upon each Advance comprising the unpaid principal balance from time to time outstanding hereunder from the date hereof until the maturity of this Note, whether by acceleration or otherwise, at a rate per annum, calculated on the basis of a 360 day year and upon the actual number of days elapsed, equal to either of the following described rates of interest, either of which may be selected by the Company in accordance with the terms hereinafter provided:

             (A) The Cost of Funds Rate for an Interest Period of one (1) day. Unpaid interest accruing at such rate will be due and payable on the last Business Day of January, April, July, and October.

             (B) The LIBOR Rate for such Interest Period as the Company may select. Unpaid interest accruing at such rate will be due and payable on the last Business Day of the applicable Interest Period.

             Section 3. Method of Making Advances and Selection of Interest Rates. When the Company desires an Advance hereunder, or if the Company desires to renew or convert an Advance pursuant to Section 5 below, the Company shall advise the Bank as to the amount of any new Advance or of the desire to renew or convert any outstanding Advance by giving to the Bank either written or telephonic notice thereof (which telephonic notice shall be promptly confirmed in writing) in accordance with the following terms and conditions:

             (A) If the Company shall elect the LIBOR Rate, notification of such election and the duration of the Interest Period to be applicable thereto, shall be given to the Bank by the Company before 1:30 p.m. Atlanta time on the second Business Day prior to the first day of the applicable Interest Period.

             (B) If the Company shall elect the Cost of Funds Rate notification of such election shall be given to the Bank by the Company before 1:30 p.m. Atlanta time on the first Business Day of the applicable Interest Period.

             Section 4. Repayment of Principal. The Company shall pay the entire outstanding principal balance relative to each Cost of Funds Advance and LIBOR Advance on the last Business Day of the applicable Interest Period, provided, however, the Company may renew or convert any Advance pursuant to provisions of Section 5 below.

             Section 5. Renewal and Conversion of Advances. The Company may on any Business Day, renew or convert any outstanding Advance into an Advance of the same or another type in the same aggregate principal amount provided that (a) renewal or conversion of an Advance shall be made only on the last Business Day of the then current Interest Period applicable thereto; (b) the Bank is advised of the Company's election to renew or convert such Advance in accordance with the provisions set forth in Section 3 above; and (c) no Acceleration Event shall have occurred hereunder.

             Section 6. Failure to Select Interest Rates. If no interest rate basis has been elected (or information provided to Bank to allow determination of such interest rate basis by Bank) for any Advance or for the principal balance outstanding hereunder prior to maturity of this Note, or if such election shall not be timely or shall be deemed canceled as herein provided, then the Company shall be deemed to have selected the same interest rate election, with the same Interest Period, that was in effect on the last Business Day of the immediately preceding Interest Period, established in accordance with the interest rates prevailing on such date.

             Section 7.  Prepayment and Unavailability  of  Dollar Deposits.
       (A) If any payment of principal of any Advance is made other than on the last Business Day of the Interest Period applicable thereto, whether as result of the voluntary payment by the Company, or as a result of the acceleration of the maturity of any part of the outstanding principal balance hereof, or otherwise, the Company shall, upon the request of Bank, pay to the Bank breakage costs computed in the same manner as breakage costs are computed pursuant to the provisions of Section 6.02(i) of the Loan Agreement. (B) Any election of any interest rate hereunder shall be final for the relevant Interest Period, provided that, with regard to the LIBOR Rate election, if Bank should determine prior to making a LIBOR Advance that dollar deposits in an aggregate amount comparable to the amount of a requested LIBOR Advance for periods equal to the Interest Period elected by the Company, are not being offered to the Bank in the London Inter-Bank Market, then Bank shall promptly give written notice of such fact to the Company and said election shall be deemed canceled. Thereafter, in the event that the Bank determines that such dollar deposits are again being offered to the Bank in the London Inter-Bank Market, then Bank shall promptly give written notice of such fact to the Company, and of the fact that the Bank can again consider a LIBOR Rate election.

             Section 8. Change in Law. In the event that any applicable law or regulation or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to the Bank of any amounts payable by the Company hereunder (other than taxes imposed on the overall net income of the Bank by any jurisdiction, or by any political subdivision or taxing authority of such jurisdiction, in which the Bank has its principal office), or in the event that applicable law or regulations or any change therein or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or shall impose any other condition with respect to this Note, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining the loan evidenced hereby for which interest is calculated in accordance with the LIBOR Rate or to reduce the amount of any sum receivable by the Bank by reason of such LIBOR Rate election, then the Company shall from time to time, upon written demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for such increased cost. Notwithstanding the foregoing, such additional costs or charges shall be assessed against the Company only for Interest Periods commencing after the change in law or regulation referred to herein. A detailed statement as to the amount of such increased cost, prepared in good faith and submitted to the Company by the Bank, shall be prima facie evidence of the amount of such cost in the absence of manifest error.

             Section  9.   Representations  and  Warranties.    The  Company
       represents and warrants to Bank as follows:

             (A) The Company is a corporation validly existing and in good standing under the laws of the state of Louisiana.

             (B) The execution and delivery of this Note and the performance by the Company of its provisions have been duly authorized by all requisite corporate action. This
                   Note is enforceable against the Company in accordance with its terms except to the extent enforcement may be limited by any applicable bankruptcy or insolvency laws or similar laws affecting the enforcement of creditor's rights and general principles of equity.

             (C) The audited annual financial statements and unaudited financial statements of the Company and its subsidiaries heretofore furnished to the Bank were prepared in accordance with GAAP (as such term is defined in the Loan Agreement) consistently applied throughout the periods involved and fairly present the financial condition and results of operations of the Company and its subsidiaries as of the effective date thereof and there has been no material adverse change in the financial condition of the Company and its subsidiaries on a consolidated basis since such date. There are no material liabilities of the Company or any of its subsidiaries on a consolidated basis, direct or indirect, fixed or contingent, which are not reflected in any such financial statements or in the notes thereto.

             (D)   The representations  and  warranties contained in Section
                   4.01 through Section 4.20 of the Loan Agreement were true and correct as of December 11, 1995.

             (E) No Event of Default described in Section 6.01 of the Loan Agreement has occurred and is continuing.

             (F) At the time any request for an Advance is made hereunder and at the time the Company requests the renewal or conversion of any Advance the conditions set forth in
                   Section 3.02 of the Loan Agreement shall be met.


             Section 10. Covenants. Prior to the maturity of this Note, whether by acceleration or otherwise, the Company will do each of the following:

             (A)   The Company  will  comply with the covenants contained in
                   Section 5.01 through Section 5.28 of the Loan Agreement.

             (B) The Company shall promptly provide to the Bank such information respecting the condition or operation of the Company or its subsidiaries as the Bank may reasonably request.

             (C) Notwithstanding anything contained in this Note to the contrary, the Company shall not be required to furnish Bank with any financial statement, report, notice, waiver or similar documentation required under this Note if the identical financial statement, report, notice, waiver, etc. has been furnished to Bank pursuant to the terms of the Loan Agreement.

             Section  11.   Acceleration  Events.   Any  one  or more of the
       following conditions or events shall constitute an Acceleration Event hereunder:

             (A) The Company shall fail to pay any interest or other sums owing pursuant to this Note as and when said sum shall be due and payable and said interest or other sums have not been paid within five (5) days after Bank gives written notice of such failure to Company; or

             (B) Any representation or warranty made by Company to Bank pursuant to Section 9 above is false or misleading in any material respect as of the date made, provided, however, with respect to the representations and warranties described  in  Section  9(D)  above,  the  provisions  of
                   Section 6.01(e) of the Loan Agreement shall apply; or

             (C) The Company shall fail to comply with the covenants contained in Section 10 above, provided, however, with respect to the covenants described in Section 10(A) above, the provisions of Section 6.01(d) of the Loan Agreement shall apply; or

             (D)   Any  Event  of Default shall occur which is described  in
                   Section 6.01 (a), (b), (c), (d), (e), (f), (i), (j), (k),
                   (l), and (m) of the Loan Agreement; or

             (E)   Any Event of  Default  shall  occur which is described in
                   Section 6.01(g) or (h) of the Loan Agreement.


             Section 12. Remedies. (A) Upon the occurrence of any one or more of the Acceleration Events set forth above in Section 11 as Acceleration Events (A) through (D) then Bank may, at its option, accelerate the maturity of this Note and declare the entire unpaid principal balance thereof, all accrued but unpaid interest thereon, and any other sums then due and owing pursuant to this Note, to be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Company.

             (B) Upon the occurrence of any one of the Acceleration Events set forth above in Section 11 as Acceleration Event (E) then simultaneously therewith the maturity of this Note shall be accelerated and the entire unpaid principal balance thereof, all accrued but unpaid interest thereon, and any other sums owing pursuant to this Note, will be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Company.

             (C)   The  Bank  shall make no further disbursements  hereunder
       (i) upon the occurrence of any one or more of the Acceleration Events set forth above in Section 11, or (ii) on and after the stated maturity date of this Note as set forth above.

             Section 13. Risk-Based Capital. In the event that the introduction of or any change in (A) the judicial, administrative, or other governmental interpretation of any law or regulation or (B) compliance by the Bank or any corporation controlling the Bank with any guideline or request from any central bank or other governmental authority with respect to capital adequacy (whether or not having the force of law) has the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which Bank could have achieved but for such adoption, change or compliance, the Company shall pay to the Bank such additional amount as shall be certified by the Bank (in good faith and with reasonable computation) to be the amount of such reduction in the rate of return allocable to the Bank's obligations to the Company hereunder. The Bank will notify the Company of any event occurring after the date of this Note that will entitle the Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, but in no event shall such additional compensation relate to a period prior to such notice.

             Section 14. Default Rate. The Company shall pay interest on any unpaid and overdue principal hereof from and including the date payment thereof was due, but excluding the date of actual payment, at an interest rate equal to the Prime Rate.

             Section 15. Reference To The Loan Agreement. In the event any amendment or modification of the Loan Agreement results in a renumbering or rearrangement of the various Sections of the Loan Agreement referred to herein and any such reference is thereby rendered inaccurate or misleading, the Company and Bank will undertake to amend this Note so that the reference to the various Sections of the Loan Agreement will continue to reflect the provisions of this Note as originally contemplated.

             Section 16. Notices. All notices and other communications provided for herein shall be in writing (unless otherwise specifically provided) and shall be sent by U.S. Mail (registered or certified mail, return receipt requested), by Federal Express or similar overnight delivery service, by telecopy, or by hand, as follows:

             (A)   If to the Company at:

                   Stewart Enterprises, Inc.
                   110 Veterans Memorial Boulevard
                   Metairie, Louisiana  70005
                   Telecopy No. (504) 849-2307
                   Attention: Ronald H. Patron

             (B)   If to the Bank at:

                   SunTrust Bank, Atlanta
                   25 Park Place, 24th Floor
                   Atlanta, Georgia  30303
                   Telecopy No. (404) 827-6270
                   Attention: Brian M. Davis, Banking Officer

             All such notices, requests, demands and communications shall be deemed to have been duly given or made, (i) when delivered by hand,
       (ii) if by mail, Federal Express or similar overnight delivery service, when actually received, or (iii) when telecopied with written confirmation of receipt received.

             Section 17. Miscellaneous. This Note shall be delivered to and accepted by the Bank in Atlanta, Georgia, and shall be governed by, and construed and enforced in accordance with the laws of the State of Georgia. Section headings have been inserted for convenience only and shall not be construed as part of this Note. Any accounting terms used in this Note but not specifically defined herein shall have the meanings generally given to such terms under generally accepted accounting principles. If this Note is collected by law or through an attorney at law, the Company shall pay all costs of collection plus reasonable attorneys' fees. The Bank is hereby authorized to set-off, without prior notice, any deposit, account or other indebtedness owed by Bank to the Company against any obligation owing or arising under this Note. The failure or forbearance of the Bank to exercise any right granted hereunder or otherwise granted by law, shall not constitute a waiver of such right. This Note shall be binding upon the Company and its successors and assigns. The Company hereby waives diligence, presentment, demand, and protest, unless otherwise specifically reserved herein.

             The Company has caused this Note to be executed, by its duly authorized officer(s) on the day and year first above written.


                                      STEWART ENTERPRISES, INC.



                                      By:   /s/ KENNETH C. BUDDE
                                            _____________________________
                                                Kenneth C. Budde
                                                Senior Vice President